EXHIBIT 23.0

                          Independent Auditors' Consent

The Board of Directors
New York Community Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-32881, 333-51998, 333-89826 and 333-66366) on Form S-8 and the Registration
Statements (Nos. 333-86682 and 333-100767) on Form S-3 of New York Community Bancorp, Inc. of our report dated January 22, 2003, relating to the consolidated statements of condition of New York Community Bancorp, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report and is incorporated by reference on Form 10-K of New York Community Bancorp, Inc. Our report refers to changes in 2002, as the Company adopted the provisions of Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangibles". Our report also refers to changes in 2001, as the Company adopted the provisions of Statement of Financial Accounting Standard No. 141, "Business Combinations".

/s/ KPMG LLP

New York, New York
March 31, 2003